UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	CF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this current report on Form 8-K is incorporated by reference in this Item 3.03 in relation to the common stock, par value $0.01 per share, of CF Industries Holdings, Inc. (the “Company”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 4, 2021, shareholders of the Company approved an amendment to the Company’s bylaws, effective upon such approval. The amendment added to the Company’s bylaws a new Article X providing that (1) unless the Company consents in writing to the selection of an alternative forum, the Delaware Court of Chancery will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, shareholder, employee or agent of the Company to the Company or the Company’s shareholders, (c) any action asserting a claim against the Company or any current or former director, officer, shareholder, employee or agent of the Company arising out of or relating to any provision of the General Corporation Law of the State of Delaware or the Company’s certificate of incorporation or bylaws, or (d) any action asserting a claim against the Company or any current or former director, officer, shareholder, employee or agent of the Company governed by the internal affairs doctrine of Delaware, except that, if the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located in Delaware, in each such case, unless the Delaware Court of Chancery (or such other state or federal court located within Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant in that prior action; and (2) unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by the full text of Article X of the Company’s bylaws. A copy of Article X of the Company’s bylaws is incorporated by reference as Exhibit 3.1 to this current report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2021 annual meeting of shareholders (the “Annual Meeting”) on May 4, 2021. The final voting results for the matters submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

1.	Election of directors (each of the persons named below was elected at the Annual Meeting to serve for a one-year term expiring at the next annual meeting of shareholders and until his or her successor is duly elected and qualified):

Nominees	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Javed Ahmed	171,592,025	3,009,748	70,812	9,610,898
Robert C. Arzbaecher	166,656,265	7,651,309	365,011	9,610,898
Deborah L. DeHaas	173,713,739	890,816	68,030	9,610,898
John W. Eaves	173,646,615	913,578	112,392	9,610,898
Stephen A. Furbacher	165,872,874	8,428,333	371,378	9,610,898
Stephen J. Hagge	171,924,590	2,639,028	108,967	9,610,898
Anne P. Noonan	172,132,773	2,469,631	70,181	9,610,898
Michael J. Toelle	172,970,652	1,631,363	70,570	9,610,898
Theresa E. Wagler	171,194,703	3,414,411	63,471	9,610,898
Celso L. White	171,594,144	2,966,261	112,180	9,610,898
W. Anthony Will	173,575,752	758,185	338,648	9,610,898

2.	Approval of an advisory resolution regarding the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
161,934,798	10,715,711	2,022,076	9,610,898

3.	Approval of an amendment to the Company’s bylaws to provide for courts located in Delaware to be the exclusive forum for certain legal actions and for federal district courts of the United States of America to be the exclusive forum for certain other legal actions:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
145,571,285	29,031,928	69,372	9,610,898

4.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2021:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
176,518,173	7,653,875	111,435	NA

5.	Shareholder proposal regarding the right to act by written consent:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
71,330,886	103,159,264	182,435	9,610,898

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amendment to bylaws of CF Industries Holdings, Inc. (incorporated by reference to Appendix B to CF Industries Holdings, Inc.’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 23, 2021).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 5, 2021	CF INDUSTRIES HOLDINGS, INC.

		By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General Counsel, and Secretary

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